Exhibit (d)(2)

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2012 by and among LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”), Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of Imperial Sugar Company, a Texas corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) a tender offer by Merger Sub (the “Offer”) to acquire all of the outstanding shares of common stock, no par value, of the Company (the “Common Stock”), including any associated right to purchase capital stock pursuant to the Company’s Rights Agreement, at a price of $6.35 per share of Common Stock net to the holder thereof in cash, without interest (such amount, or any higher amount per share of Common Stock that may be paid pursuant to the Offer, being hereinafter referred to as the “Offer Price”), all upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) following the consummation of the Offer, the merger of Merger Sub with and into the Company (the “Merger”), pursuant to which each share of Common Stock (except as otherwise provided in the Merger Agreement) that is then outstanding will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, all upon the terms and subject to the conditions set forth in the Merger Agreement.

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of shares of Common Stock, Company RSU Awards and Company Restricted Stock Awards (collectively, the “Company Securities”), as is indicated on the Stockholder’s signature page of this Agreement.

WHEREAS, in consideration of the execution of the Merger Agreement by Parent and Merger Sub, Stockholder (in Stockholder’s capacity as such) is hereby agreeing to tender and vote the Shares (as defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any Contract. A “Beneficial Owner” is a Person who Beneficially Owns securities.

(b) “Expiration Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VIII thereof, (ii) the date and time of any modification, waiver, change or amendment of the Offer or the Merger Agreement executed after the date hereof that results in (A) a decrease in the Offer Price or the Merger Consideration or (B) a change in the form of consideration to be paid in the Offer, or (iii) the Effective Time.

(c) “Shares” shall mean (i) all issued shares of Common Stock Beneficially Owned by Stockholder as of the date hereof, and (ii) any additional shares of Common Stock that are issued to Stockholder upon the exercise by Stockholder of Company Options or upon the vesting of Company RSU Awards or Company Restricted Stock Awards, or otherwise acquired by Stockholder, during the period from the date of this Agreement through the Expiration Date. From and after the Offer Acceptance Time, the term “Shares” shall exclude any of the foregoing that are purchased or accepted for payment in the Offer.

(d) A Person shall be deemed to have effected a “Transfer” of a Company Security if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such Company Security or any interest in such Company Security, or (ii) enters into a Contract providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such Company Security or any interest therein.

2. Transfer of Company Securities.

(a) Transfer Restrictions. Except as provided hereunder, pursuant to any forfeiture terms of Company RSU Awards or Company Restricted Stock Awards, or under the Merger Agreement, from the date hereof until the Expiration Date, Stockholder shall not Transfer or cause or permit any Transfer of any of the Company Securities other than to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Offer or the Merger.

(b) Transfer of Voting Rights. Except as provided hereunder, from the date hereof until the Expiration Date, Stockholder shall not (i) deposit, or permit the deposit of, any Shares in a voting trust, (ii) grant any proxy in respect of the Shares held by Stockholder, except for any revocable proxy granted by the Stockholder to the Company or the Company Board in connection with the election of directors or other routine matters, in each case voted on at the annual meeting of the Company and not in contravention of the obligations of Stockholder under this Agreement, or (iii) enter into any voting or similar Contract in contravention of the obligations of such Stockholder under this Agreement with respect to the voting of any of the Shares.

3. Agreement to Vote Shares.

(a) Unless otherwise directed in writing by Parent, from the date hereof until the Expiration Date, at any meeting of the Company stockholders called, and at any adjournment or postponement thereof, and on any action or approval by written consent of the Company stockholders, Stockholder (in Stockholder’s capacity as a stockholder) shall, or shall cause the holder of record of such Shares on any applicable record date to, vote the Shares (to the extent such matters are submitted to the vote of holders of such Shares and Stockholder is entitled to vote or direct the voting of such Shares with respect to such matters):

(i) in favor of the adoption of the Merger Agreement (as it may be amended from time to time) in accordance with the Texas Act, and in favor of each of the other transactions contemplated by the Merger Agreement;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; or

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any material part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, or (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries.

(b) From the date hereof until the Expiration Date, in the event that a meeting of the Company stockholders is held, to the extent Stockholder is entitled to vote or direct the voting of such Shares at such meeting, Stockholder shall, or shall cause the holder of record of any Shares on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

(c) From the date hereof until the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS SCOTT T. HOGAN AND JAN-MIKAEL MORN, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF PARENT, AND EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH STOCKHOLDER, SOLELY DURING THE PERIOD BETWEEN THE DATE HEREOF AND THE EXPIRATION DATE, AND SOLELY TO THE EXTENT NECESSARY TO PERMIT SUCH INDIVIDUALS TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF STOCKHOLDERS OF THE COMPANY, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE SHARES OWNED OR HELD BY SUCH STOCKHOLDER WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 3(a) HEREOF AND IN ACCORDANCE WITH THE TERMS THEREOF, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS SUCH STOCKHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 3(d) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. STOCKHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 3(a) HEREOF, AND NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY SUCH STOCKHOLDER, EXCEPT AS REQUIRED BY ANY LETTER OF TRANSMITTAL IN CONNECTION WITH THE OFFER. THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARENT, NOR ANY OF ITS SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, EMPLOYEES, OFFICERS, DIRECTORS, STOCKHOLDERS, AGENTS OR OTHER REPRESENTATIVES, SHALL INCUR ANY LIABILITY TO STOCKHOLDER IN CONNECTION WITH OR AS A RESULT OF ANY EXERCISE OF THE PROXY GRANTED TO PARENT PURSUANT TO THIS SECTION 3(d), OTHER THAN FOR A BREACH OF THIS SECTION 3(d). NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

4. Agreement to Tender. Subject to the terms and conditions of this Agreement, unless the Expiration Date has occurred, Stockholder shall validly tender (and shall not withdraw) the Shares (including any Shares acquired by Stockholder after commencement of the Offer) pursuant to and in accordance with the terms of the Offer. Unless the Expiration Date has occurred, Stockholder shall, pursuant to and in accordance with the terms and conditions of the Offer, (a) deliver to the depositary designated in the Offer, (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) certificates representing the Shares, if applicable, or, in the case of a book-entry transfer of any uncertificated Shares, an “agent’s message” or such other evidence of transfer as the depositary may reasonably request and (iii) all other documents or instruments required to be delivered by Stockholder pursuant to the terms of the Offer, and/or (b) instruct its broker or such other person who is the holder of record of any Shares to tender such Shares in the Offer pursuant to the terms and conditions of the Offer. Unless the Expiration Date has occurred, Stockholder shall not tender the Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent. Notwithstanding the foregoing, if the Offer shall have been terminated in accordance with the terms of the Merger Agreement or the Expiration Date occurs, in each case after Stockholder has tendered any Shares in the Offer in accordance with this Section 4, Stockholder may withdraw any such Shares pursuant to and in accordance with the terms and conditions of the Offer.

5. Agreement Not to Exercise Dissenter and Appraisal Rights. Stockholder shall not exercise any rights under the Texas Act to dissent or demand appraisal of any Shares that may arise with respect to the Merger.

6. Stockholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and agreements made herein by Stockholder are made solely with respect to Stockholder and the Shares. Stockholder is entering into this Agreement solely in his, her or its capacity as the Beneficial Owner of such Shares and nothing herein shall limit or affect any actions taken by any agent, employee, officer or director of the Company (or Subsidiary of the Company) in his or her capacity as an agent, employee, director or officer of the Company (or Subsidiary of the Company), including participating on behalf of, and in his or her capacity as an agent, employee, director or officer of, the Company (or Subsidiary of the Company) in any discussions or negotiations with Parent or with any third Person. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, nothing in this Agreement shall limit or restrict Stockholder from voting in such Stockholder’s sole discretion on any matter other than the matters referred to in Section 3(a) hereof.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Company Securities. All rights, ownership and economic benefits of and relating to the Company Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Company Securities, except as otherwise provided herein.

8. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Merger Sub as of the date hereof that:

(a) Power; Binding Agreement. Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. In the event that Stockholder is, or any of Stockholder’s Company Securities are held by, a Person that is not an individual, the execution, delivery and performance by such Person of this Agreement, the performance by such Person of its obligations hereunder and the consummation by such Person of the transactions contemplated hereby have been duly and validly authorized by such Person and no other actions or proceedings on the part of such Person are necessary to authorize the execution and delivery by it of this Agreement, the performance by such Person of its obligations hereunder or the consummation by such Person of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Merger Sub, constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. If Stockholder is married, and any of the Company Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legally valid and binding, a spousal consent substantially in the form attached hereto has been duly authorized, executed and delivered by, and constitutes the legally valid and binding obligation of, Stockholder’s spouse, enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Except as set forth in the Merger Agreement, for applicable requirements, if any, under the Exchange Act and any other applicable federal or state securities laws, and for such consents, approvals, waivers, authorizations, permits, actions, filings or notifications the absence of which would not reasonably be expected, individually or in the aggregate, to impair or adversely affect such Stockholder’s ability to perform its, his or her obligations hereunder, no Governmental Authorizations are necessary for the execution by Stockholder of this Agreement, the performance by Stockholder of its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby. None of the execution and delivery by Stockholder of this Agreement, the performance by Stockholder of its obligations hereunder or the consummation by Stockholder of the transactions contemplated hereby will (i) in the event that Stockholder is, or any of Stockholder’s Company Securities are held by, a Person that is not an individual, conflict with or result in any breach of any organizational documents applicable to such Person, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material Contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, or (iii) violate any Law applicable to Stockholder or any of Stockholder’s properties or assets, except in each case under clauses (ii) and (iii), where such violation, breach or default would not reasonably be expected, individually or in the aggregate, to impair or adversely affect Stockholder’s ability to perform its, his or her obligations hereunder.

(c) Ownership of Company Securities. Stockholder (i) is the Beneficial Owner of the Company Securities as indicated on the Stockholder’s signature page to this Agreement, all of which are free and clear of any Liens (except any Liens arising under securities Laws, arising pursuant to the terms of such Company Securities or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the Stockholder’s signature page to this Agreement.

(d) Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws, the terms of such Company Securities and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Company Options.

(e) No Finder’s Fees. Except as contemplated by the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder.

9. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to Stockholder as of the date hereof that:

(a) Power; Binding Agreement. Parent and Merger Sub each have all requisite power and authority to execute and deliver this Agreement, to perform each of their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Merger Sub and no other actions or proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery by them of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes a legally valid and binding obligation of Stockholder, constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Except as set forth in the Merger Agreement, no Governmental Authorizations are necessary for the execution by Parent or Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby. None of the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material Contract or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of Parent’s or Merger Sub’s properties or assets may be bound, or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent or Merger Sub’s properties or assets, except in each case under clauses (ii) and (iii), where such violation, breach or default would not reasonably be expected, individually or in the aggregate, to impair or adversely affect Parent’s or Merger Sub’s ability to perform its obligations hereunder.

10. Disclosure. Stockholder hereby authorizes Parent to publish and disclose in (a) documents and schedules filed with the Securities and Exchange Commission, and (b) to the extent Stockholder consents in writing to any such publication or disclosure (which consent shall not be unreasonably withheld, conditioned or delayed), any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related thereto, Stockholder’s identity and ownership of Company Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents; provided that, to the extent practicable, Stockholder shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure. Stockholder agrees promptly to notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

11. Legending of Shares. If so requested by Parent, Stockholder consents to the placing of a legend on any certificates representing Shares stating that they are subject to this Agreement; provided, however, that the Company shall remove such legend upon the termination of this Agreement.

12. Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, and shall be void and have no further force or effect with no liability on the part of any party hereto as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve any party or parties hereto, as applicable, from liability for any willful and material breach of, or fraud in connection with, this Agreement occurring prior to the termination of this Agreement.

13. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) Amendments. Subject to Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

(d) Extension; Waiver. At any time and from time to time prior to the Expiration Date, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(e) Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent actual or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties waive, in connection with any action for specific performance or injunctive relief, the defense of adequacy of a remedy at law.

(f) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or overnight or same-day courier service of national reputation (including U.S. Postal Service overnight delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however , that notices sent by mail will not be deemed given until received:

If to Parent to:

c/o Louis Dreyfus Commodities LLC

40 Danbury Road

Wilton, CT 06897-0810

Attention: Scott Hogan

Facsimile: 203-761- 2325

with a copy (which shall not constitute notice) to:

Louis Dreyfus Commodities LLC

40 Danbury Road

Wilton, CT 06897

Attention: Chief Legal Officer

Facsimile:       (203) 761-2309

If to Stockholder to:

To the address for notice set forth the signature page hereto.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Steven J. Williams, Esq.

Facsimile: (212) 757-3900

(h) No Third Party Beneficiaries. Each of Parent and Stockholder hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(i) Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Texas, without regard to conflict of law principles thereof.

(j) Consent to Jurisdiction. Each party to this Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the Southern District of New York and the state court sitting in New York County, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the foregoing courts (the “Chosen Courts”), (d) waives any claim of improper venue or any claim that those Chosen Courts are an inconvenient forum and (e) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid Chosen Courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14(g) or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(k) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(k).

(l) Entire Agreement. This Agreement, together with the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(m) Certain Interpretations.

(i) Unless otherwise indicated, all references herein to Sections shall be deemed to refer to Sections of this Agreement.

(ii) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(iii) Unless otherwise indicated, the term “or” shall not be deemed to be exclusive.

(iv) Unless otherwise indicated, the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v) The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(vi) As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

(vii) As used in this Agreement, (A) the masculine gender shall include the feminine and neuter genders, (B) the feminine gender shall include the masculine and neuter genders and (C) the neuter gender shall include masculine and feminine genders, in each case, whenever the context so requires.

(viii) Unless otherwise indicated or the context otherwise requires, references in this Agreement to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section.

(ix) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(x) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(n) Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(o) Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Expiration Date.

(p) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

LD Commodities Sugar Holdings LLC

By:

Name:

Title:

Louis Dreyfus Commodities Subsidiary, Inc.

By:

Name:

Title:

(SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

STOCKHOLDER:

(Name of Entity, if an entity)

By:

Address:

Facsimile:

Shares that are Beneficially Owned:

Shares of Common Stock

Shares of Common Stock issuable upon vesting of Company RSU Awards

Shares of Common Stock Issuable upon vesting of Company Restricted Stock Awards

(SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT)

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of Stockholder and that the undersigned is familiar with the terms of the Tender and Voting Agreement (the “Agreement”), entered into as of                     , 2012, by and between LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“Parent”), Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation and a wholly-owned subsidiary of Parent, and the undersigned’s spouse (“Stockholder”). All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Agreement. The undersigned hereby agrees that the interest of Stockholder in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by Stockholder. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes Stockholder to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by Stockholder shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2012	SPOUSE:

Signature:

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(SIGNATURE PAGE TO SPOUSAL CONSENT)